UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2011

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 19, 2011, China Integrated Energy, Inc. (the “Company”) appointed Mr. Jeff Chan Kok Wee, age 34, to serve as Chief Financial Officer of the Company.  Since January 2005, Jeff has worked in various positions at Ernst & Young (“EY”), Shanghai, China.  From October 2009 through May 2011, Jeff was a senior audit manager at EY, Shanghai, China, and served as an audit manager from October 2006 through September 2009.  As audit manager, Jeff was responsible for project and client management, developing and maintaining a conducive working relationship with clients and handling complex audit and accounting issues.  He also oversaw his team’s audit work to ensure consistency with the firm’s established auditing quality standards.  From January 2005 through September 2006, Jeff served as a senior auditor at EY, Shanghai, China. Jeff completed his secondary education in Sek. Men. King George V. Seremban in 1994 and proceeded with A Levels in Taylor’s College, Subang Jaya.  In June 1996, he pursued a professional qualification with Association of Chartered Certified Accountants and became an affiliate in December 2000. Jeff joined a big four accounting firm in January 2001 and has resigned as a senior auditor in December 2004 before moving to Shanghai.

On May 19, 2011, through its operating company, Xi’an Baorun Industrial Development Co., Ltd. (“Xi’an Baorun Industrial”), the Company, entered into an employment agreement with Jeff to employ him as its Chief Financial Officer, effective as of May 27, 2011. The current term of the agreement will expire on May 26, 2012, and may be renewed upon mutual agreement between the parties. Pursuant to the terms of the agreement, Jeff shall receive a base monthly salary of RMB100,000, approximately equivalent to US$15,000 and a one-time signing bonus of RMB300,000, approximately equivalent to US$46,000, within 7 days of execution of the employment agreement. Upon completion of one year's service and if the employment relationship still exists on the last day of such year, Jeff is also entitled to a receive an annual bonus not less than 3-month's salary (after tax).  Further, Jeff is entitled receive an option to purchase 300,000 shares of the Company's common stock at an exercise price of $1.84 per share, the specifics of such option to be set forth in a separate option agreement between the two parties.  Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein.

Jeff has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Jeff had, or will have, a direct or indirect material interest.

A copy of the employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing summary of the terms of the employment agreement is subject to, and qualified in its entirety by, such agreement.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
10.1	Employment Agreement of Jeff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2011	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President